As filed with the Securities and Exchange Commission on March 3, 2021
Registration No. 333-236291

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TC PipeLines, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	52-2135448 (I.R.S. Employer Identification No.)
700 Louisiana Street, Suite 1300
Houston, Texas 77002
(877) 290-2772
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nathan Brown
Director and President
700 Louisiana Street, Suite 700
Houston, Texas 77002
(877) 290-2772
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gillian A. Hobson
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
(713) 386-2222

Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)Smaller reporting company ☐

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (No. 333-236291), filed on February 6, 2020 (the “Registration Statement”) with the Securities and Exchange Commission by TC PipeLines LP, a Delaware limited partnership (“TC PipeLines”), registering the offering and sale from time to time of an indeterminate number of common units representing limited partner interests and debt securities.
Pursuant to the Agreement and Plan of Merger dated as of December 14, 2020, by and among TC PipeLines, TC PipeLines GP, Inc., TC Energy Corporation, a Canadian corporation (“TC Energy”), TransCan Northern Ltd., a Delaware corporation, TransCanada PipeLine USA Ltd., a Nevada corporation, and TCP Merger Sub LLC, a Delaware limited liability company and indirect wholly owned subsidiary of TC Energy (“Merger Sub”), Merger Sub merged with and into TC PipeLines (the “Merger”), with TC PipeLines surviving the Merger as an indirect wholly owned subsidiary of TC Energy, on March 3, 2021.
As a result of the Merger, TC PipeLines has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by TC PipeLines in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance and remain unsold at the termination of such offering, TC PipeLines hereby removes from registration by means of this Post-Effective Amendment No. 1 all of such securities TC PipeLines registered and remaining unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 3, 2021. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.
TC PIPELINES, LP
By:
TC PipeLines GP, Inc.,
its general partner

By:
/s/ Nathaniel A. Brown

Name:
Nathaniel A. Brown

Title:
Director and President